Exhibit 99.1

Mr. Cooper Delivers $1.4 billion GAAP Net Income and 17% Servicing Portfolio Growth for Full-year 2021

  Reported fourth quarter net income of $155 million and $2.01 per diluted share, equivalent to ROCE of 19%
  Book value per share increased to $45.64 and tangible book value per share increased to $43.82
  Servicing UPB grew to $710 billion, up 6% quarter-over-quarter and 17% year-over-year
  Repurchased 1.3 million common shares in the fourth quarter for $56 million at an average price of $41.22
  Board authorized additional $200 million stock repurchase in the fourth quarter, bringing total authorization to $252 million

DALLAS--(BUSINESS WIRE)--February 11, 2022--Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), which principally operates under the Mr. Cooper® and Xome® brands, reported a fourth quarter net income of $155 million or $2.01 per diluted share. The Company reported pretax income of $231 million and pretax operating income of $156 million, which excluded mark-to-market and other items. The mark-to-market adjustment was $46 million in the quarter and other items included $34 million gain from the sale of Xome Field Services, $3 million in charges related to severance and $2 million of intangible amortization.

Chairman and CEO Jay Bray commented, “Solid results in the fourth quarter closed out a fantastic year for Mr. Cooper, where we delivered very strong returns and portfolio growth. We enter 2022 with an extremely talented and dedicated team and a balanced business model that positions us to benefit from higher interest rates.”

Chris Marshall, Vice Chairman, President, and CFO added, “The fourth quarter capped a year of terrific improvement in the balance sheet, with record levels of capital and liquidity, exceptional growth in tangible book value per share, and significant advancements in many of our technology initiatives. Our team is perfectly positioned to capitalize on the strong momentum we have across our business.”

Servicing

The Servicing segment is focused on providing a best-in-class home loan experience for our 3.6 million customers while simultaneously strengthening asset performance for investors. In the fourth quarter, Servicing recorded pretax income of $87 million, including other mark-to-market of $46 million. The forward servicing portfolio ended the quarter at $710 billion in UPB. Servicing generated pretax operating income, excluding other mark-to-market, of $41 million. At quarter end, the carrying value of the MSR was $4,223 million equivalent to 124 bps of MSR UPB

	Quarter Ended
($ in millions)	Q3'21		Q4'21
	$	BPS	$	BPS
Operational revenue	$402	24.6	$390	22.9
Amortization, net of accretion	(202)	(12.4)	(186)	(10.9)
Mark-to-market	151	9.3	45	2.6
Total revenues	351	21.5	249	14.6
Total expenses	(128)	(7.8)	(143)	(8.4)
Total other expenses, net	(26)	(1.6)	(19)	(1.1)
Income before taxes	197	12.1	87	5.1
Other mark-to-market	(153)	(9.4)	(46)	(2.7)
Accounting items	—	—	—	—
Pretax operating income excluding other mark-to-market and accounting items	$44	2.7	$41	2.4
	Quarter Ended
	Q3'21	Q4'21
Ending UPB ($B)	$668	$710
Average UPB ($B)	$653	$682
60+ day delinquency rate at period end	4.0%	3.1%
Annualized CPR	24.6%	21.2%
Modifications and workouts	28,581	39,554

Originations

The Originations segment focuses on creating servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans through the direct-to-consumer channel. Originations earned pretax income of $181 million and pretax operating income of $182 million.

The Company funded 65,971 loans in the fourth quarter, totaling approximately $17.2 billion UPB, which was comprised of $9.0 billion in direct-to-consumer and $8.2 billion in correspondent. Funded volume decreased 14% quarter-over-quarter, while pull through adjusted volume decreased 27% quarter-over-quarter to $14.7 billion.

	Quarter Ended
($ in millions)	Q3'21	Q4'21
Income before taxes	$271	$181
Accounting items / other	2	1
Pretax operating income excluding accounting items and other	$273	$182
	Quarter Ended
($ in millions)	Q3'21	Q4'21
Total pull through adjusted volume	$20,073	$14,736
Funded volume	$19,938	$17,165
Refinance recapture percentage	40%	43%
Recapture percentage	30%	32%
Purchase volume as a percentage of funded volume	31%	30%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on February 11, 2022 at 10:00 A.M. Eastern Time. Preregistration for the call is now available in the Investor section of www.mrcoopergroup.com. Participants will receive a toll-free dial-in number and a unique registrant ID to be used for immediate call access. A simultaneous audio webcast of the conference call will be available under the investors section on www.mrcoopergroup.com. A telephonic replay will also be available approximately two hours after the conclusion of the conference call by dialing 855-859-2056 (toll-free), or 404-537-3406 (international). Please use the passcode 7271516 to access the replay.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is defined as stockholders’ equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; federal, state, and local governmental responses to the pandemic; borrower forbearance rates and availability of financing. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2021	Three Months Ended December 31, 2021
Revenues:
Service related, net	$288	$207
Net gain on mortgage loans held for sale	572	418
Total revenues	860	625
Total expenses:	402	381
Other income (expense), net:
Interest income	66	68
Interest expense	(118)	(115)
Other income, net	8	34
Total other expense, net	(44)	(13)
Income before income tax expense	414	231
Income tax expense	104	61
Net income from continuing operations	310	170
Net loss from discontinued operations	(11)	(15)
Net income	299	155
Net income attributable to non-controlling interest	—	—
Net income attributable to Mr. Cooper Group	299	155
Undistributed earnings attributable to participating stockholders	1	—
Premium on retirement of preferred stock	28	—
Net income attributable to common stockholders	$270	$155

Earnings from continuing operations per common share attributable to Mr. Cooper:
Basic	$3.56	$2.28
Diluted	$3.42	$2.20
Earnings from discontinued operations per common share attributable to Mr. Cooper:
Basic	$(0.14)	$(0.20)
Diluted	$(0.13)	$(0.19)
Earnings per common share attributable to Mr. Cooper:
Basic	$3.42	$2.08
Diluted	$3.29	$2.01
Weighted average shares of common stock outstanding (in millions):
Basic	78.9	74.6
Diluted	82.1	77.4

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (millions of dollars)

	September 30, 2021	December 31, 2021
Assets
Cash and cash equivalents	$731	$895
Restricted cash	118	146
Mortgage servicing rights at fair value	3,666	4,223
Advances and other receivables, net	909	1,228
Mortgage loans held for sale at fair value	7,939	4,381
Property and equipment, net	103	98
Deferred tax assets, net	1,011	991
Other assets	3,462	2,242
Assets of discontinued operations	3,722	—
Total assets	$21,661	$14,204

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$2,076	$2,670
Advance and warehouse facilities, net	8,206	4,997
Payables and other liabilities	3,537	2,392
MSR related liabilities - nonrecourse at fair value	842	778
Liabilities of discontinued operations	3,740	—
Total liabilities	18,401	10,837
Total stockholders' equity	3,260	3,367
Total liabilities and stockholders' equity	$21,661	$14,204

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2021
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$209	$44	$35	$288
Net gain on mortgage loans held for sale	142	430	—	572
Total revenues	351	474	35	860
Total expenses	128	208	66	402
Other (expense) income, net:
Interest income	39	27	—	66
Interest expense	(65)	(22)	(31)	(118)
Other income, net	—	—	8	8
Total other (expense) income, net	(26)	5	(23)	(44)
Pretax income (loss)	$197	$271	$(54)	$414
Income tax expense				104
Net income from continuing operations				310
Net loss from discontinued operations				(11)
Net income				299
Net income attributable to noncontrolling interests				—
Net income attributable to common stockholders of Mr. Cooper Group				299
Undistributed earnings attributable to participating stockholders				1
Premium on retirement of preferred stock				28
Net income attributable to common stockholders				$270
Net income per share
Basic				$3.42
Diluted				$3.29

Non-GAAP Reconciliation:
Pretax income (loss)	$197	$271	$(54)	$414
Other mark-to-market	(153)	—	—	(153)
Accounting items / other	—	2	(3)	(1)
Intangible amortization	—	—	3	3
Pretax operating income (loss)	$44	$273	$(54)	$263
Income tax expense				(64)
Operating income(1)				$199
ROTCE(2)				25.2%
Average tangible book value (TBV)(3)				$3,165
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $3,208 and ending TBV of $3,122.

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2021
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$147	$44	$16	$207
Net gain on mortgage loans held for sale	102	316	—	418
Total revenues	249	360	16	625
Total expenses	143	187	51	381
Other (expense) income, net:
Interest income	42	26	—	68
Interest expense	(61)	(18)	(36)	(115)
Other income, net	—	—	34	34
Total other (expense) income, net	(19)	8	(2)	(13)
Pretax income (loss)	$87	$181	$(37)	$231
Income tax expense				61
Net income from continuing operations				170
Net loss from discontinued operations				(15)
Net income				155
Net income attributable to noncontrolling interests				—
Net income attributable to common stockholders of Mr. Cooper Group				155
Undistributed earnings attributable to participating stockholders				—
Net income attributable to common stockholders				$155
Net income per share
Basic				$2.08
Diluted				$2.01

Non-GAAP Reconciliation:
Pretax income (loss)	$87	$181	$(37)	$231
Other mark-to-market	(46)	—	—	(46)
Accounting items / other	—	1	(32)	(31)
Intangible amortization	—	—	2	2
Pretax operating income (loss)	$41	$182	$(67)	$156
Income tax expense(1)				(38)
Operating income				$118
ROTCE(2)				14.9%
Average tangible book value (TBV)(3)				$3,178
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $3,122 and ending TBV of $3,233.

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Year Ended December 31, 2021
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$705	$176	$186	$1,067
Net gain on mortgage loans held for sale	568	1,683	—	2,251
Total revenues	1,273	1,859	186	3,318
Total expenses	502	852	308	1,662
Other (expense) income, net:
Interest income	129	102	—	231
Interest expense	(262)	(88)	(128)	(478)
Other income, net	—	—	528	528
Total other (expense) income, net	(133)	14	400	281
Pretax income	$638	$1,021	$278	$1,937
Income tax expense				471
Net income from continuing operations				1,466
Net loss from discontinued operations				(12)
Net income				1,454
Net income attributable to noncontrolling interests				—
Net income attributable to common stockholders of Mr. Cooper Group				1,454
Undistributed earnings attributable to participating stockholders				8
Premium on retirement of preferred stock				28
Net income attributable to common stockholders				$1,418
Net income per share
Basic				$17.24
Diluted				$16.53

Non-GAAP Reconciliation:
Pretax income	$638	$1,021	$278	$1,937
Other mark-to-market	(437)	—	—	(437)
Accounting items / other	1	9	(516)	(506)
Intangible amortization	—	—	12	12
Pretax operating income (loss)	$202	$1,030	$(226)	$1,006
Income tax expense(1)				(243)
Operating income				$763
ROTCE(2)				25.7%
Average tangible book value (TBV)(3)				$2,970
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of quarterly TBV averages of $2,555 for 1Q’21, $2,983 for 2Q’21, $3,165 for 3Q’21, and $3,178 for 4Q’21.

Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q3'21	Q4'21
Stockholders' equity (BV)	$3,260	$3,367
Goodwill	(120)	(120)
Intangible assets	(18)	(14)
Tangible book value (TBV)	$3,122	$3,233
Ending shares of common stock outstanding (in millions)	75.1	73.8

BV/share	$43.40	$45.64
TBV/share	$41.56	$43.82

Net income	$299	$155
ROCE(1)	36.2%	18.7%

Beginning stockholders’ equity	$3,350	$3,260
Ending stockholders’ equity	$3,260	$3,367
Average stockholders’ equity (BV)	$3,305	$3,314
(1)	Computed by dividing annualized earnings by average BV.

Contacts

Investor Contact:
Kenneth Posner, SVP Strategic Planning and Investor Relations
(469) 426-3633
Shareholders@mrcooper.com

Media Contact:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com